UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A


                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. 1)


Filed by the Registrant:  [X]
Filed by a Party other than the Registrant: [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement             [ ] Confidential, for Use of the
[ ] Definitive Proxy Statement                  Commission Only (as permitted
[ ] Definitive Additional Materials             by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to
    ss.240.14a-11(c) or ss.240.14a-12

                             ASA International Ltd.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11. (1) Title of each class of securities to which transaction applies: (2) Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4) Proposed maximum aggregate value of transaction: (5) Total fee paid:
[ ]      Fee paid previously with preliminary materials.
[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date Filed:

                                     [LOGO]

                             ASA INTERNATIONAL LTD.
                                 10 Speen Street
                         Framingham, Massachusetts 01701


                                 April 17, 2003


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of ASA INTERNATIONAL LTD. ("ASA") to be held on Friday, May 16, 2003 at 10:00 a.m. at the offices of ASA, 10 Speen Street, Framingham, Massachusetts 01701.

         At the Annual Meeting, you will be asked to (i) elect six Directors of ASA, (ii) ratify the selection of ASA's independent accountants, and (iii) approve an amendment to the Restated Certificate of Incorporation of ASA to effect a reverse/forward split of ASA's common stock.

         Details of the matters to be considered at the Annual Meeting are contained in the Proxy Statement, which we urge you to consider carefully.

         Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy.

         On behalf of the Board of Directors of ASA, I would like to express our appreciation for your continued interest in the affairs of ASA.

                                   Sincerely,


                                    ALFRED C. ANGELONE
                                    Chairman

                             ASA INTERNATIONAL LTD.
                                 10 Speen Street
                         Framingham, Massachusetts 01701
                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    ----------------------------------------

TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that an Annual Meeting (the "Annual Meeting") of Stockholders of ASA INTERNATIONAL LTD. ("ASA"), a Delaware corporation, will be held on Friday, May 16, 2003 at 10:00 a.m. at the offices of ASA, 10 Speen Street, Framingham, Massachusetts 01701 for the following purposes:

          1.   To elect six members of the Board of Directors;

          2. To ratify the selection of Sansiveri, Kimball & McNamee, L.L.P. as ASA's independent auditors for the fiscal year ending December 31, 2003;

          3. To approve an amendment to the Restated Certificate of Incorporation of ASA to effect a reverse/forward split of ASA's common stock; and

          4. To consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on March 20, 2003, as the record date for the determination of stockholders entitled to notice of and vote at the Annual Meeting and any adjournment or adjournments thereof. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal office of ASA.

         We hope that all stockholders will be able to attend the Annual Meeting in person. To assure that a quorum is present at the Annual Meeting, please date, sign and promptly return the enclosed proxy whether or not you expect to attend the Annual Meeting. Please note that if your shares are held of record by broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name. A postage-prepaid envelope, addressed to Computershare Investor Services, ASA's transfer agent and registrar, has been enclosed for your convenience. If you attend the Annual Meeting your proxy will, at your request, be returned to you and you may vote your shares in person.

         The ASA Board of Directors carefully considered the terms of the proposed reverse/forward split of ASA's common stock, determined that reverse/forward split is in the best interests of ASA and its stockholders, and unanimously recommends that you vote FOR the reverse/forward split, the election of directors and the approval of the auditors.

                                    By Order of the Board of Directors,
                                    TERRENCE C. McCARTHY
                                    Secretary


Framingham, Massachusetts
April 17, 2003

                             ASA INTERNATIONAL LTD.
                                 10 Speen Street
                         Framingham, Massachusetts 01701
                         -------------------------------
                                 PROXY STATEMENT
                         -------------------------------


                                 April 17, 2003


         The enclosed proxy is solicited by the Board of Directors of ASA INTERNATIONAL LTD. ("ASA" or "we"), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held at the offices of ASA, 10 Speen Street, Framingham, Massachusetts 01701 at 10:00 a.m. on Friday, May 16, 2003, and at any adjournment or adjournments thereof.

         Stockholders of record at the close of business on March 20, 2003 will be entitled to vote at the Annual Meeting or any adjournment or adjournments thereof. On that date, 4,272,995 shares of common stock, $.01 par value per share (the "Common Stock"), of ASA were issued, outstanding and entitled to vote. ASA has no other voting securities.

         Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting. The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting either in person or represented by a properly executed proxy is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The election of directors will be determined by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. The ratification of auditors requires the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. The reverse/forward split of ASA's common stock requires the vote of a majority of the outstanding stock entitled to vote thereon in favor thereof.

         Abstentions and broker non-votes (the latter of which results when a broker holding shares for a beneficial holder in "street name" has not received timely voting instructions on certain matters from such beneficial holder and the broker does not have discretionary voting power on such matters) are counted for purposes of determining the presence or absence of a quorum at the Annual Meeting. Abstentions are counted in tabulation of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.


         The directors and officers of ASA as a group own or may be deemed to control approximately 18.4% of the outstanding shares of Common Stock as of March 20, 2003. Each of the directors and officers has indicated his intent to vote all shares of Common Stock owned or controlled by him in favor of each item set forth herein.


         Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. The proxy may be revoked at any time before it is exercised by written notice to the Secretary prior to the Annual Meeting, or by giving to the Secretary a duly executed proxy bearing a later date than the proxy being revoked at any time before such proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed proxies received in time for the Annual Meeting will be voted as specified therein. In the absence of a special choice, shares will be voted FOR the election as Directors of those persons named in this Proxy Statement, FOR the ratification of auditors as set forth herein, and FOR the reverse/forward split of ASA's common stock as set forth herein.

         The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be taken, such shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the person named as attorney in the proxies. The Board of Directors knows of no matter to be acted upon at the Annual Meeting that would give rise to appraisal rights for dissenting stockholders.


         An annual report containing audited financial statements for ASA's fiscal year ended December 31, 2002 ("Fiscal 2002"), is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about April 17, 2003.


                                   ITEM NO. 1

                              ELECTION OF DIRECTORS

         The Directors of ASA are elected annually and hold office until the next Annual Meeting of Stockholders and until their successors shall have been elected and qualified. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual Director, or for all Directors, will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of Directors at a lesser number.

         The following table sets forth the age of each nominee, the year each nominee was elected a Director and the positions presently held by each nominee with ASA. For information about ownership of ASA's Common Stock by each nominee, see "Security Ownership of Certain Beneficial Owners and Management."

                               Year
                               Nominee
                               First
                               Became     Positions and Offices
Name                    Age    Director   with ASA
----                    ---    --------   --------
Alfred C. Angelone      64     1982       Chairman of the Board, Chief Executive
                                          Officer and President
Chas B. Blalack         45     2002       Director
Alan J. Klitzner        61     1998       Director
William A. Kulok        62     1993       Director
James P. O'Halloran     71     1991       Director
Robert L. Voelk         47     1997       Director

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE NAMED NOMINEES.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers, directors and persons who beneficially own more than ten percent (10%) of ASA's stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 with the Securities and Exchange Commission and any national securities exchange on which ASA's securities are registered. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by the Securities and Exchange Commission's regulations to furnish ASA with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to ASA and written representations from the executive officers and directors of ASA, ASA believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent (10%) beneficial owners were complied with during Fiscal 2002.

Board and Committee Meetings

         The Board of Directors met four times during Fiscal 2002. All of the current Directors of ASA attended at least 75% of meetings of the Board of Directors and the committees on which they served during Fiscal 2002. No Director or executive officer is related by blood, marriage, or adoption to any other Director or executive officer.

         ASA has established an Executive Management Committee, which serves as an advisory board to the Board of Directors. Ex-officio members of the Executive Committee are: Alfred C. Angelone, Chief Executive Officer and President of ASA; Wayne C. Croswell, Group Vice President and President of ASA's Tire Systems Product Line; Mark Fratello, President of ASA's Verticent Product Line; James
J. Hammond, President of ASA's Rainmaker Software Product Line; and Terrence McCarthy, Vice President, Secretary and Treasurer of ASA. The Executive Management Committee met twelve times during Fiscal 2002.

         The Board of Directors disbanded the Compensation Committee during Fiscal 1996, and its functions are performed by the full Board of Directors.

         The Board of Directors has established an Audit Committee. Messrs. Kulok, O'Halloran and Voelk serve as members of the Audit Committee. The Audit Committee was established for purposes of reviewing ASA's financial results and recommending the selection of ASA's independent auditors. ASA's Board of Directors adopted a written charter for the Audit Committee on April 25, 2000 and amended the charter on March 19, 2003, a copy of which is included with this proxy statement as Appendix A. The Audit Committee met four times during Fiscal 2002. ASA's Audit Committee has considered whether the non-audit services provided by ASA's auditors in connection with the year ended December 31, 2002 were compatible with the auditors' independence. The Board of Directors has determined that the members of the Audit Committee are independent as defined in the National Association of Securities Dealers' listing standards.

         ASA has no other committees.

Independent Auditors Fees and Other Matters

         Audit Fees. Sansiveri, Kimball & McNamee, L.L.P. billed ASA an aggregate of approximately $55,554 in fees for professional services rendered in connection with the audit of ASA's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of ASA's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2002.

         Financial Information Systems Design and Implementation Fees. Sansiveri, Kimball & McNamee, L.L.P. did not bill ASA for any professional services rendered to it and its affiliates for the fiscal year ended December 31, 2002 in connection with financial information systems design or implementation, the operation of its information system or the management of its local area network.

         All Other Fees. Other than as set forth above, Sansiveri, Kimball & McNamee, L.L.P. did not bill ASA for any professional services rendered to it for the fiscal year ended December 31, 2002.

Audit Committee Report

         The Audit Committee has (i) reviewed and discussed with management ASA's audited financial statements as of and for the year ended December 31, 2002; (ii) discussed with Sansiveri, Kimball & McNamee, L.L.P., ASA's independent auditor, the matters required to be discussed by Statement on Accounting Standards 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants; (iii) received and reviewed the written disclosures and the letter from the independent auditor required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and discussed with the auditor the auditor's independence; and
(iv) based on the review and discussions referred to above, recommended to the Board of Directors that the financial statements referred to above be included in ASA's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                              By the Audit Committee of the Board of Directors:
                              William A. Kulok
                              James P. O'Halloran
                              Robert L. Voelk

         The forgoing Audit Committee Report shall not be deemed to be incorporated by reference into any of ASA's previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by ASA in any such filing.

Occupations of Directors and Executive Officers

         The following table sets forth the principal occupation of each of the Directors and executive officers during the past five years:

                        Principal Occupation During
Name                    Past Five Years
----                    ---------------
Alfred C. Angelone      Chairman, Chief Executive Officer and President of ASA
Chas B. Blalack         General Partner of Wind River Capital, LLC, a privately
                        held company in the acquisitions, restructuring and
                        operations consulting business in the Eastern United
                        States; formerly Senior Managing Director of Capital
                        Markets/ Finance & Operations for Spencer Trask & Co.;
                        and formerly General Partner of Greenwich Ventures, LLC,
                        a fund that focused on the Internet and technology.
Alan J. Klitzner        Chairman of Klitzner  Industries,  Inc., a privately
                        held manufacturer of emblematic jewelry.

William A. Kulok        Director, World Trade Center Palm Beach, an organization
                        that produces trade shows and events; formerly
                        President, North American Corporate Games, an organization that produces multi-sport festivals for executives; formerly Chairman of Community Productions, Inc., a privately held producer of expositions and educational programs; and formerly President of Kulok
                        Capital, Inc., a privately held venture capital firm.

James P. O'Halloran     Formerly Senior Vice President, Treasurer and Chief
                        Financial Officer, Pegasystems Inc., a publicly held
                        software company; formerly President of G & J
                        Associates, Ltd., formerly The Janus Group, Ltd., a
                        privately held consulting firm; formerly Vice President,
                        Private Equity Managers, a privately held venture
                        capital firm; and formerly Partner, Arthur Andersen &
                        Co.
Robert L. Voelk         Chairman and Chief Executive Officer of eSped.com, a
                        privately held software company; Chief Executive
                        Officer, President and Chairman of Omtool, Ltd., a
                        publicly held communications software company; and
                        formerly Executive Vice President and director of ASA.
Terrence C. McCarthy    Vice President, Secretary and Treasurer of ASA.
Wayne C. Croswell       Group Vice President and President of ASA's Tire Systems
                        Product Line.

Executive Officers

         The executive officers of ASA, their ages and positions held with ASA are as follows:


                                   Year
                                   First
                                   Became      Positions and Offices
Name                     Age       Officer     with ASA
----                     ---       -------     --------
Alfred C. Angelone       64        1982        Chief Executive Officer and President
Terrence C. McCarthy     52        1989        Vice President, Secretary and Treasurer
Wayne C. Croswell        47        2002        Group Vice President and President of
                                               ASA's Tire Systems Product Line.

Certain Transactions

         Prior to the prohibition on loans to insiders by the Sarbanes-Oxley Act of 2002, ASA made short-term advances in Fiscal 2002 and prior years to Mr. Angelone, ASA's Chairman, Chief Executive Officer and President. As of March 20, 2003, the outstanding balance of short-term advances owed by Mr. Angelone to ASA totaled approximately $284,400. Short-term advances made to Mr. Angelone by ASA do not bear interest.


         On January 5, 2000, ASA loaned $175,000 to Mr. Angelone pursuant to a promissory note that accrued interest at 6.4% per annum, in order to enable Mr. Angelone to exercise certain stock options for 110,000 shares of common stock. On March 31, 2003, Mr. Angelone sold 110,000 shares of common stock to ASA and used the proceeds of such sale, together with an amount paid to Mr. Angelone by ASA as a bonus on March 31, 2003, to satisfy the promissory note in full.


         In December 1996, ASA disposed of substantially all of the assets and liabilities of ASA's International Trade and Transportation Systems Division (the "International Division"). In exchange for the assets of the International Division and the assumption of the International Division's liabilities, ASA received a 16% membership interest in TradePoint Systems LLC ("TradePoint"), a New Hampshire limited liability company, and a subordinated promissory note in the principle amount of $600,000.00 from TradePoint (the "Note"). The remaining 84% interest in TradePoint was owned by Christopher J. Crane, formerly the President and a Director of ASA. Simultaneously with the completion of the transaction, Mr. Crane resigned from all of his positions with ASA. In exchange for his interest in TradePoint, Mr. Crane (i) contributed all of the Common Stock owned by him, totaling 665,597 shares; (ii) assigned to ASA a 16% partnership interest in the ASA Investment Partnership, a partnership by and among Mr. Crane, ASA, and Mr. Angelone; and (iii) canceled all of his options to purchase 245,000 shares of Common Stock. The consideration to be paid was determined by negotiations between the parties and was independently evaluated on behalf of ASA by Shields & Company, Inc.

         In connection with the transaction, TradePoint granted to ASA an irrevocable proxy covering the Common Stock owned by TradePoint. ASA had the right to cause TradePoint to redeem the 16% membership interest in TradePoint held by ASA by notice given on or after March 1, 2002, in exchange for the Common Stock held by TradePoint and the fair market value of the 16% membership interest in TradePoint. TradePoint had the right to redeem ASA's membership interest by notice given on or after December 31, 2001 in exchange for the Common Stock held by it and the greater of $400,000 or the fair market value of the 16% membership interest in TradePoint. In October 2002, ASA transferred a 10.51% membership interest in TradePoint to ASA Investment Partnership.

         On November 1, 2002, ASA and ASA Investment Partnership exchanged their respective 5.49% and 10.51% membership interests in TradePoint for $400,000 and 665,597 shares of ASA's common stock, respectively (the "Exchange"). Also on November 1, 2002, ASA paid to TradePoint $400,000 in full satisfaction of certain of ASA's obligations to TradePoint pursuant to a lease by TradePoint from ASA of office space at ASA's Nashua, New Hampshire facility.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 20, 2003, certain information concerning stock ownership of ASA by (i) each person known by ASA to own of record or be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of ASA's Directors and nominees to become Directors,
(iii) each executive officer of ASA; and (iv) all Directors and nominees and executive officers as a group. Except as otherwise indicated, the stockholders listed on the table have sole voting and investment power with respect to the shares indicated. As of March 20, 2003, ASA had 1,343 holders of record.

                                                                                          Percentage of
Name and Address                                          Number of Shares                Outstanding
of Beneficial Owner (1)                                   Beneficially Owned              Common Stock (2)
-----------------------                                   ------------------              ----------------
Alfred C. Angelone(3)(4)                                  726,476                         16.3%
Chas B. Blalack(5)                                        6,667                            *
Alan J. Klitzner (6)                                      10,000                           *
William A. Kulok (7)                                      20,000                           *
James P. O'Halloran(8)                                    27,000                           *
Robert L. Voelk(9)                                        13,000                           *
Terrence C. McCarthy(10)                                  21,954                           *
Wayne C. Croswell(11)                                     15,050                           *
ASA Investment Partnership                                690,132                         (12)
All Directors and officers as a group
(8 persons) (1)(2)(3)(4)(5)(6)(7)(8)(9)(10)(11)           840,147                         18.4%

----------


* Less than 1%.

(1) The address for ASA Investment Partnership and for Messrs. Angelone, Blalack, Klitzner, Kulok, O'Halloran, Voelk, McCarthy and Croswell is c/o ASA International Ltd., 10 Speen Street, Framingham, Massachusetts 01701.

(2) Except as otherwise indicated, ASA believes that each person named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by him. Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of presently exercisable or outstanding options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Information with respect to beneficial ownership is based upon information furnished by such stockholder.


(3) Does not include 690,132 shares of Common Stock owned by ASA Investment Partnership, of which Mr. Angelone and ASA are general partners. The shares owned by ASA Investment Partnership are treated as treasury shares and will not be counted for quorum or approval purposes at the Annual Meeting. Under SEC rules Mr. Angelone may be deemed to beneficially own all 690,132 shares. Mr. Angelone holds an approximately 1.21% interest in the partnership and disclaims beneficial ownership with respect to 681,790 of such shares for all other purposes.

(4) Includes 100,000 shares of Common Stock underlying non-qualified stock options that are exercisable and 88,000 shares of Common Stock underlying incentive options that are exercisable, but excludes an additional 27,000 shares of Common Stock underlying incentive options that are not exercisable. Excludes 110,000 shares of Common Stock sold to ASA on March 31, 2003.

(5) Includes 6,667 shares of Common Stock underlying non-qualified stock options that are exercisable, but excludes an additional 13,333 shares of Common Stock underlying non-qualified options that are not exercisable.

(6) Includes 10,000 shares of Common Stock underlying non-qualified stock options that are exercisable.

(7) Includes 20,000 shares of Common Stock underlying non-qualified stock options that are exercisable.

(8) Includes 25,000 shares of Common Stock underlying non-qualified stock options that are exercisable.

(9) Includes 8,000 shares of Common Stock underlying non-qualified stock options that are exercisable, but excludes an additional 2,000 shares of Common Stock underlying non-qualified options that are not exercisable.

(10) Includes 14,867 shares of Common Stock underlying incentive options that are exercisable, but excludes an additional 10,133 shares of Common Stock underlying incentive options that are not exercisable.

(11) Includes 15,050 shares of Common Stock underlying incentive options that are exercisable.


(12) The shares owned by ASA Investment Partnership are treated as treasury shares and will not be counted for quorum or approval purposes at the Annual Meeting.

                      EQUITY COMPENSATON PLAN INFORMATION

       The following table provides certain information with respect to ASA's equity compensation plans as of December 31, 2002:

                                                                                             Number of securities
                                                                          Weighted-          remaining available
                                                                           average           for future issuance
                                            Number of securities       exercise price of        under equity
                                              to be issued upon          outstanding          compensation plans
                                                 exercise of               options,        (excluding securities
                                            outstanding options,           warrants             reflected in
          Plan Category                     warrants and rights          and rights            column (a))
                                                     (a)                     (b)                   (c)

Equity compensation plans approved by
security holders:

Stock Options/Restricted Stock                   371,380 (1)                $1.48                263,170 (2)

Equity compensation plans not approved
by security holders                                  ---                     ---                     ---

     Total                                       371,380                    $1.48                263,170

----------
1. Includes shares of common stock to be issued upon the exercise of outstanding stock options granted under ASA's 1986, 1988, 1993 and 1995 Stock Option Plans.

2. Includes shares of common stock available for future issuance under ASA's 1993 and 1995 Stock Option Plans.

                     COMPENSATION OF OFFICERS AND DIRECTORS

Executive Officers Compensation

         The following tables set forth the annual and long-term compensation for services rendered to ASA during Fiscal 2002 and the fiscal years ended December 31, 2001 and 2000 ("Fiscal 2001" and "Fiscal 2000", respectively) paid to those persons who were at December 31, 2002 (i) the chief executive officer and (ii) each other executive officer of ASA whose annual compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                                                                                  Long-Term
                                                                                                  Compensation
                                                          Annual Compensation                     Awards
                                             -------------------------------------------          ------
          (a)                                 (b)        (c)           (d)           (e)           (f)
                                                                                    Other
                                                                                    Annual      Securities
                                                                                    Compens-    Underlying
Name and Principal Position                  Year      Salary $(1)    Bonus $       ation $(2)  Options (#)
---------------------------                  ----      -----------    -------       ----------  -----------
Alfred C. Angelone,                          2002      412,500        10,000        76,215        ---
     Chief Executive Officer and             2001      375,000        10,000        69,534        ---
     President                               2000      375,000        10,000        93,843        ---

Terrence C. McCarthy,                        2002      129,769        5,000         6,832         ---
     Vice President, Secretary and           2001      120,000        5,000         6,805         20,000
     Treasurer                               2000      115,000        5,000         6,605         10,000

Wayne C. Croswell                            2002      176,138       14,601        25,572         ---
     Group Vice President and President      2001      154,906            0        21,586         ---
     of ASA's Tire Systems                   2000      146,742       94,646        11,604         ---
     Product Line

----------

(1) Amounts shown indicate base salary received by executive officers, value related to personal use of leased automobiles, and the imputed value of group term life insurance ("GTL Value") provided to each employee and recorded as compensation for tax purposes. All officers' salaries are subject to periodic review by the Board of Directors.

(2) Includes automobile expenses, premium payments on insurance policies and club dues. Each officer is also entitled to a car allowance, reimbursement of business-related expenses, life insurance coverage and certain severance benefits in the event of termination of employment. ASA does not have a pension plan. In Fiscal 2002, 2001 and 2000, ASA made no awards of Restricted Stock and did not have a Long-Term Incentive Plan. On July 21, 2000, ASA granted to Mr. McCarthy incentive stock options to purchase 10,000 shares of Common Stock that were exercisable through July 20, 2010 at an exercise price of $3.27 per share. The option was cancelled on April 2, 2002. On October 1, 2001, ASA granted to Mr. McCarthy incentive stock options to purchase 20,000 shares of Common Stock that are exercisable through September 30, 2011 at an exercise price of $1.10 per share.

         The following table sets forth additional information concerning unexercised stock options to purchase ASA's Common Stock held by Messrs. Angelone, McCarthy and Croswell as of December 31, 2002.

                 AGGREGATED OPTION EXERCISES IN FISCAL 2002 AND
                          FISCAL YEAR-END OPTION VALUES

(a)                           (b)           (c)                  (d)                          (e)
                                                            Number of                Value of Unexercised In-
                                                            Securities               the-Money Options at
                                                            Underlying Options       Fiscal Year-End
                          Shares                            at Fiscal Year-End       Exercisable/
                          Acquired On     Value             Exercisable/             Unexercisable($)(1)(2)
Name                      Exercise (#)    Realized ($)      Unexercisable(#)         ----------------------
----                      ------------    ------------      ----------------
Alfred C. Angelone        0                 ---             215,000/0                $0/0
Terrence C. McCarthy      0                 ---             13,200/6,800             $0/0
Wayne C. Croswell         0                 ---             15,050/0                 $0/0

----------

(1) "In-the-Money" options are those options for which the fair market value of the Common Stock underlying the options is greater than the per share exercise price of the option. Mr. Angelone currently has options to purchase (i) 50,000 shares of Common Stock, at a per share exercise price of $1.06 (see footnote 3 below for a discussion of the repricing of these options), all of which were exercisable as of December 31, 2002, and (ii) 50,000 shares of Common Stock, at a per share exercise price of $2.54, all of which were exercisable as of December 31, 2002. Mr. Angelone had an option to purchase 115,000 shares of Common Stock, at a per share exercise price of $1.44, all of which were exercisable as of December 31, 2002, which expired on February 7, 2003. Mr. McCarthy currently has options to purchase 20,000 shares of Common Stock, at a per share exercise price of $1.10, of which 13,200 were exercisable as of December 31, 2002. Mr. Croswell currently has options to purchase (i) 50 shares of Common Stock, at per share exercise price of $1.06, all of which were exercisable as of December 31, 2002, and (ii) 15,000 shares of Common Stock, at a per share exercise price of $2.53, all of which were exercisable as of December 31, 2002.

(2) The value of unexercised In-the-Money options is determined by multiplying the number of options held by the difference in the fair market value of the Common Stock underlying the options on December 31, 2002 ($0.94 per share) and the applicable exercise price of the options granted.

(3) On March 4, 1996, ASA granted to Mr. Angelone non-qualified stock options to purchase 50,000 shares of Common Stock that are exercisable through March 3, 2006 at an exercise price of $1.47 per share (the "1996 Grant"). The options held by Mr. Angelone pursuant to the 1996 Grant were repriced on January 2, 1997, to an exercise price of $1.06 per share. On February 12, 2003, ASA granted Mr. Angelone an incentive stock option to purchase 115,000 shares of Common Stock that is exercisable through February 11, 2008 at an exercise price of $1.133 per share. On February 12, 2003, ASA granted Mr. McCarthy an incentive stock option to purchase 5,000 shares of Common Stock that is exercisable through February 11, 2008 at an exercise price of $1.03 per share.

Compensation of Executive Officers

         In Fiscal 2002, Mr. Angelone received a base salary of $412,500, Mr. McCarthy received a base salary of $129,769, and Mr. Croswell received a base salary of $176,138. All officers' salaries are subject to periodic review by the Board of Directors.

Compensation of Directors

         During Fiscal 2002, Messrs. Blalack, O'Halloran, Kulok, Klitzner and Voelk each received cash compensation of $1,000, plus travel expenses, per meeting attended, for their services as Directors. No other Directors received any cash compensation for their services as Directors.

Compensation Committee Interlocks and Insider Participation

         Mr. Angelone serves as a director of Klitzner Industries, Inc. No other executive officers of ASA have served on the board of directors of any other entity that has had any of such entity's officers serve on ASA's Board of Directors. The Compensation Committee was disbanded by the Board of Directors in Fiscal 1996. During Fiscal 2002, the entire Board of Directors participated in deliberations concerning executive officer compensation.

Report on Executive Compensation

         The Board of Directors is responsible for setting and administering the policies that govern annual compensation as well as short-term and long-term incentives for ASA's executive officers. All issues pertaining to executive compensation are submitted to the Board of Directors for approval.

         The Board of Directors believes that the primary objectives of ASA's compensation policies are to attract and retain a management team that can effectively implement and execute ASA's strategic business plan. These compensation policies include (a) an overall management compensation program that is competitive with management compensation programs at companies of similar size; and (b) long-term incentive compensation in the form of stock options and other long-term equity compensation that will encourage management to continue to focus on stockholder return.

         The goal of the Board of Directors is to use compensation policies to closely align the interests of ASA with the interests of stockholders in that ASA's management has incentives to achieve short-term performance goals while building long-term value for ASA's stockholders. The Board of Directors will review its compensation policies from time to time in order to determine the reasonableness of ASA's compensation programs and to take into account factors that are unique to ASA.

         In the past, the Board of Directors has reviewed compensation studies prepared by national accounting firms as well as reported compensation packages for officers of companies in the New England area. The Board of Directors did not compare compensation paid to executive officers in ASA's industry group as many of these businesses are much larger than ASA. Based upon these studies, the Board of Directors believes that the compensation package proposed for ASA's senior management is at mid-level for officers of similar-sized companies.

Compensation for Chief Executive Officer

         The compensation for Mr. Angelone, as described above, is based upon careful analysis of the compensation of chief executive officers of other comparable public companies and Mr. Angelone's efforts on behalf of ASA. In addition to directing the affairs of ASA, Mr. Angelone was instrumental in the following areas: identifying strategic acquisitions, disposition of product lines, and establishing critical strategic partnerships with vendors and distribution channels. These changes were also designed to reward Mr. Angelone for future economic performance based upon improvements in profitability and increased values in ASA's Common Stock.

                                           Board of Directors:
                                           Alfred C. Angelone
                                           Chas B. Blalack
                                           Alan J. Klitzner
                                           William A. Kulok
                                           James P. O'Halloran
                                           Robert L. Voelk

Performance Graph

         The following graph compares the cumulative total stockholder return (assuming reinvestment of dividends) from investing $100 on January 1, 1998, and plotted at the end of each of Fiscal 2002, 2001, 2000, 1999 and 1998, in each of
(i) ASA's Common Stock; (ii) the NASDAQ Market Index of Companies (the "NASDAQ Market Index"); and (iii) a Peer Group Index (the "Peer Group Index"), which consists of Delphi Information Systems Inc., a company in the information systems market.

                            (PERFORMANCE GRAPH OMITTED)

                          1997      1998      1999     2000      2001      2002
                          ----      ----      ----     ----      ----      ----
ASA INTERNATINAL LTD.    100.00    102.63    126.32    63.16     50.53     42.95
  PEER GROUP INDEX       100.00    155.23    201.21    15.56     25.36     12.53
NASDAQ MARKET INDEX      100.00    141.04    248.76   156.35    124.64     86.94

                                   ITEM NO. 2

                 ACCOUNTING MATTERS AND RATIFICATION OF AUDITORS

         The persons named in the enclosed proxy will vote to ratify the selection of Sansiveri, Kimball & McNamee, L.L.P. as ASA's independent auditors for the fiscal year ending December 31, 2003 unless otherwise directed by the stockholders. A representative of Sansiveri, Kimball & McNamee, L.L.P. is expected to be present at the annual meeting, and will have the opportunity to make a statement and answer questions from stockholders, if he so desires.

         On November 30, 2001, ASA dismissed BDO Seidman, LLP as ASA's independent accountants and retained Sansiveri, Kimball & McNamee, L.L.P. as its new independent accountants to audit ASA's financial statements. ASA had not consulted Sansiveri, Kimball & McNamee, L.L.P. on the matters set forth in Item 304(a)(2) of Regulation S-K under the Securities Act of 1933 prior to that date. BDO Seidman's reports on ASA's financial statements for ASA's then two most recent fiscal years contained no adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During ASA's then two most recent fiscal years and the subsequent interim period preceding such replacement, there were no disagreements between ASA and BDO Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of BDO Seidman, would have caused them to make a reference to the subject matter of the disagreements in connection with their reports on the financial statements for such years. None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to ASA within ASA's then two most recent fiscal years and the subsequent interim period to the date hereof. The decision to change accountants was recommended by the Audit Committee of ASA's Board of Directors and approved by ASA's Board of Directors.

         ASA provided each of BDO Seidman and Sansiveri, Kimball & McNamee, L.L.P. with a copy of the disclosures ASA is making in this Proxy Statement in response to Item 304(a) of Regulation S-K. Each of the accountants had ten business days after receipt of ASA's disclosures to express its views if it believed such disclosures to be incorrect or incomplete. Neither of the accountants provided such a statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF RATIFICATION OF THE SELECTION OF AUDITORS.

                                   ITEM NO. 3

                            THE REVERSE/FORWARD SPLIT

         The Board of Directors considered, deemed advisable and adopted a resolution seeking stockholder approval to grant the Board of Directors authority to amend ASA's Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") to effect the Reverse/Forward Split (as defined below), for the purposes of (1) seeking to maintain the market price of ASA's Common Stock above the Nasdaq minimum bid requirement of $1.00 per share,
(2) reducing ASA's stockholder record-keeping and mailing expenses and (3) providing holders of fewer than the Minimum Number of shares with an efficient, cost-effective way to cash out their investments.


         In the discussion below, the term "Minimum Number" means 200.

         This transaction is comprised of a reverse stock split (the "Reverse Split") pursuant to which each Minimum Number of shares of Common Stock registered in the name of a stockholder at the effective time of the Reverse Split will be converted into one share of Common Stock, followed immediately by a forward stock split (the "Forward Split") pursuant to which each share of Common Stock outstanding upon consummation of the Reverse Split will be converted into 100 shares of Common Stock. As permitted under Delaware law, shares of Common Stock that would be converted into less than one share in the Reverse Split will instead be converted into the right to receive a cash payment as described below (we refer to the Reverse Split, the Forward Split and these cash payments, collectively, as the "Reverse/Forward Split"). However, if a registered stockholder holds the Minimum Number or more shares of Common Stock in his or her account at the effective time of the Reverse Split, any fractional share in such account resulting from the Reverse Split will not be cashed out.

         The Board recommends that stockholders approve the Reverse/Forward Split transaction described above.

         ASA believes that the Reverse/Forward Split will:

      o increase the likelihood of ASA maintaining its Nasdaq listing for the Common Stock.
      o result in reduced stockholder record keeping and mailing expenses for ASA; and
      o provide holders of fewer than the Minimum Number of shares with an efficient, cost-effective way to cash-out their investments.


         If stockholders approve this proposal, the Reverse/Forward Split would be consummated as soon as practicable following the date of the Annual Meeting, subject to Rule 10b-17 of the Securities Exchange Act of 1934, as amended (the"Exchange Act"), which requires at least ten days prior notice to the National Association of Securities Dealers of the effective date of the Reverse/Forward Split. The Reverse/Forward Split will become effective on such date as may be determined by the Board upon the filing of the necessary amendment to ASA's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Date"). The form of proposed amendment to ASA's Restated Certificate of Incorporation necessary to effect the Reverse/Forward Split is attached to this Proxy Statement as Appendix B. The highlights of the Reverse/Forward Split are as follows.


Effect of the Reverse/Forward Split

         If approved by stockholders at the Annual Meeting and implemented by the Board, the Reverse/Forward Split will affect ASA stockholders as follows:

Shareholder Before Completion of the        Net Effect After Completion of the
       Reverse/Forward Split                      Reverse/Forward Split


Registered stockholders holding the        Each two shares of Common Stock will
Minimum Number or more shares of           be converted into one share;
Common Stock.                              fractional interests resulting
                                           following the Forward Split will be
                                           cancelled and the stockholder will
                                           receive cash for such fractional
                                           interest.

Registered stockholders holding fewer      Shares will be converted into the
than the Minimum Number of shares          right to receive cash (see
of Common Stock.                           "--Determination of Cash-out Price"
                                           at page 22.

Shareholders holding Common Stock in       ASA intends for the Reverse/Forward
street name through a nominee (such        to treat stockholders holding Common
as a bank or broker).                      Stock in street name through a
                                           nominee (such as a bank or broker)
                                           in the same manner as stockholders
                                           whose shares are registered in their
                                           names. Nominees will be instructed
                                           to effect the Reverse/Forward Split
                                           for their beneficial holders.
                                           Nominees may have differing
                                           procedures and stockholders holding
                                           shares in street name should contact
                                           their nominees.

Reasons for the Reverse/Forward Split

         The Board recommends that stockholders approve the Reverse/Forward Split transaction described herein for the following reasons. These, and other reasons, are described in detail under "--Background and Purpose of the Reverse/Forward Split" below.

             Issue                                      Solution

If the Common Stock's trading price        The Reverse/Forward Split increases
on Nasdaq falls below $1.00 per share,     the likelihood  (without, however,
the Common Stock could be delisted.        any guaranty) that the trading price
                                           of the Common Stock will remain above
                                           $1.00 per share.


ASA has a large number of stockholders     The Reverse/Forward Split will reduce
that own relatively few shares.            the number of stockholders with small
Specifically, as of March 20, 2003,        accounts and result in significant
of ASA's approximately 1,425               cost savings for ASA.
holders of record, approximately 934
of whom held fewer than 200 shares
(100 shares following the Reverse/Forward
Split) of Common Stock in their accounts.
Continuing to maintain accounts for these stockholders, including costs associated with required stockholder mailings, will cost ASA at least $20,000 per year. In addition, based on our best estimates, continuing to distribute required mailings to stockholders with fewer than 200 shares
(100 shares following the Reverse/Forward
Split) of Common Stock held in street name through a nominee (i.e., bank or broker) will cost ASA at least an additional
$7,000 per year.

In many cases it is prohibitively          The Reverse/Forward Split cashes out
expensive for stockholders with            stockholders with small accounts
fewer than 200 shares (100 shares          without transaction costs such as
following the Reverse/Forward Split)       brokerage fees. However, if these
to sell their shares on the open           stockholders do not want to cash out
market                                     their holdings of Common Stock, they
                                           may purchase additional shares on the
                                           open market to increase the number of
                                           shares of Common Stock in their
                                           account to the Minimum Number, or
                                           if applicable, consolidate/transfer
                                           their accounts into an account with
                                           at least the Minimum Number of
                                           shares of Common Stock.


Structure of the Reverse/Forward Split

         The Reverse/Forward Split includes both a reverse stock split and a forward stock split of the Common Stock. If the Reverse/Forward Split transaction is approved by stockholders, the Reverse Split is expected to occur at 6:00 p.m. on the Effective Date and the Forward Split is expected to occur at

6:01 p.m. on the Effective Date. Pursuant to Rule 10b-17 of Exchange Act, we will be required to provide at least ten days prior notice to the National Association of Securities Dealers of the effective date of the Reverse/Forward Split. Upon consummation of the Reverse Split, each registered stockholder on the Effective Date will receive one share of Common Stock for each Minimum Number of shares of Common Stock held in his or her account at that time. Any registered stockholder who holds fewer than the Minimum Number of shares of Common Stock in his or her account at the time of the Reverse Split (also referred to as a "Cashed-Out Shareholder") will receive a cash payment instead of fractional shares. This cash payment will be determined and paid as described below under "--Determination of Cash-out Price" at page 22. Immediately following the Reverse Split, each stockholder who is not a Cashed-Out Shareholder (i.e. a holder who holds the Minimum Number or more shares of Common Stock in his or her account prior to the Reverse Split, also referred to as "Continuing Shareholder") will receive 100 shares of Common Stock for each share of Common Stock held following the Reverse Split, except for any fractional share remaining in such account following the Forward Split, for which the holder will receive cash. We intend for the Reverse/Forward Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse/Forward Split for their beneficial holders. Accordingly, we also refer to those street name holders who receive a cash payment instead of fractional shares as
"Cashed-Out   Shareholders."   Nominees  may  have  differing  procedures, and
stockholders holding shares in street name should contact their nominees.

         In general, the Reverse/Forward Split can be illustrated by the following examples:

       Hypothetical Scenario                           Result


Mr. Brown is a registered stockholder      Instead of receiving a fractional
who holds 100 shares of Common Stock       share of Common Stock immediately
in his account prior to the                after the Reverse Split, Mr. Brown's
Reverse/Forward Split.                     shares will be converted into the
                                           right to receive cash. If the
                                           procedure described below under
                                           "-Determination of Cash-out Price"
                                           resulted in a per share price of $1
                                           per share, Mr. Brown would receive
                                           $100 ($1 x 100 shares).


                                           Note: If Mr. Brown wants to
                                           continue his investment in ASA, he
                                           can, prior to the Effective Date,
                                           buy at least 100 more shares, and
                                           hold them in his account. Mr. Brown
                                           would have to act far enough in
                                           advance of the Reverse/Forward
                                           Split so that the purchase is
                                           completed and the additional shares
                                           are credited in his account by the
                                           close of business (eastern time) on
                                           the Effective Date.


Ms. Green has two separate record          As described above, Ms. Green will
accounts. As of the Effective Date,        receive cash payments equal to the
she holds 50 shares of Common Stock        cash-out price of her Common Stock
in one account and 150 shares of           in each record account instead of
Common Stock in the other.  All of her     receiving fractional shares. Assuming
shares are registered in her name only.    a hypothetical cash-out price of $1
                                           per share, Ms. Green would receive
                                           two checks totaling $200 (50 x $1
                                           = $50; 150 x $1 = $150; $50 +
                                           $150 = $200).

                                           Note: If Ms. Green wants to
                                           continue her investment in ASA, she
                                           can consolidate or transfer her two
                                           record accounts prior to the
                                           Effective Date into an account with
                                           at least the Minimum Number of
                                           shares of Common Stock.
                                           Alternatively, she can buy at least
                                           150 more shares for the first
                                           account and 50 more shares for the
                                           second account. She would have to
                                           act far enough in advance of the
                                           Reverse/Forward Split so that the
                                           consolidation or the purchase is
                                           completed by the close of business
                                           (eastern time) on the Effective
                                           Date.

Mr. Blue holds 215 shares of Common        After the Reverse/Forward Split, Mr.
Stock as of the Effective Date.            Blue will hold 107  shares of Common
                                           Stock, and will receive cash for
                                           his fractional interest of .5 of a
                                           share of Common Stock. Assuming a
                                           hypothetical cash-out price of $1
                                           per share, each share following the
                                           Reverse/Forward Split would have an
                                           assumed value of $2 per share. In
                                           this case, Mr. Blue would receive
                                           107 shares of Common Stock plus a
                                           cash payment of $1.00 (.5 x $2 = $1).

Mr. Orange holds 100 shares of Common      ASA intends for the Reverse/Forward
Stock in a brokerage account as of the     Split to treat stockholders holding
Effective Date.                            Common Stock in street name through
                                           a nominee (such as a bank or
                                           broker) in the same manner as
                                           stockholders whose shares are
                                           registered in their names. Nominees
                                           will be instructed to effect the
                                           Reverse/Forward Split for the
                                           beneficial holders. Nominees may
                                           have differing procedures and
                                           stockholders holding Common Stock
                                           in street name should contact their
                                           nominees.

Background and Purposes of the Reverse/Forward Split

         Nasdaq Listing

         ASA's Common Stock is currently quoted on The Nasdaq Stock Market's SmallCap Market (the "SmallCap Market"). In order for ASA's Common Stock to continue to be quoted on the SmallCap Market, ASA must satisfy various listing maintenance standards established by Nasdaq as described below. Among these requirements, ASA's Common Stock must have a minimum bid price of at least $1.00 per share.

         If ASA does not continue to meet Nasdaq's listing requirements, including a minimum bid price of $1.00 per share, Nasdaq may delist ASA's Common Stock from trading on the SmallCap Market. In similar circumstances involving other companies, Nasdaq has sometimes granted grace periods during which a company may seek to comply with the $1.00 minimum bid price requirement in order to avoid delisting. However, if the bid for ASA's Common Stock falls below $1.00, there can be no assurance that ASA would be eligible for such a grace period or be able to meet these requirements to Nasdaq's satisfaction during any applicable grace period and thereby avoid delisting. If a delisting were to occur, and ASA's Common Stock did not thereafter qualify for trading on the SmallCap Market, ASA's Common Stock may trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. This alternative is generally considered to be less efficient and less broad-based than the SmallCap Market.

          The Common Stock has been quoted on Nasdaq since July 1986, when ASA completed its initial public offering, and is currently quoted on the SmallCap Market under the symbol "ASAA". The Board believes that delisting from the SmallCap Market could adversely affect (i) the liquidity and marketability of shares of the Common Stock; (ii) the trading price of the Common Stock; and
(iii) ASA's relationships with vendors and customers. The Board also believes that the SmallCap Market provides a broader market for the Common Stock than would the OTC Bulletin Board or the "pink sheets" and is, therefore, preferable to that alternative. During the period from January 1, 2002 to March 19, 2003, the closing sales price per share of ASA's Common Stock ranged from a high of $1.62 to a low of $0.75. The closing sales price on March 19, 2003 was $1.09. The Board believes that a reverse stock split may have the effect of increasing the trading price of the Common Stock and thereby increase the likelihood that ASA will continue to satisfy the Nasdaq minimum bid price requirement for continued listing of the Common Stock on the SmallCap Market.


         Shareholders should note that the effect of the Reverse/Forward Split upon the market prices for ASA's Common Stock cannot be accurately predicted. In particular, there is no assurance that the price for shares of ASA's Common Stock after the Reverse/Forward Split will be two times the price for shares of the Common Stock immediately prior to the Reverse/Forward Split. Furthermore, there can be no assurance that the market price of the Common Stock immediately after the proposed Reverse/Forward Split will be maintained for any period of time. Even if an increased share price can be maintained, the Reverse/Forward Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the Reverse/Forward Split negatively, there can be no assurance that the Reverse/Forward Split will not adversely impact the market price of the Common Stock or, alternatively, that the market price following the Reverse/Forward Split will either exceed or remain in excess of the current market price.


         It is possible that, even if the Reverse/Forward Split results in a continuing bid price for the Common Stock that exceeds $1.00 per share, ASA may not be able to continue to satisfy Nasdaq's additional criteria for continued listing on the SmallCap Market. These additional criteria include (i) maintaining stockholders' equity of at least $2.5 million or have a market value of its listed securities of $35 million or having net income from continuing operations of $500,000, (ii) having a public float of 500,000 shares of Common Stock, (iii) having a market value of the public float of at least $1 million,
(iv) having at least 300 stockholders (round lot holders), (v) having at least two market makers for the Common Stock and (vi) complying with certain corporate governance requirements. ASA believes that it satisfies all of these other maintenance criteria as of March 20, 2003. There can be no assurance, however, that ASA will be successful in continuing to meet all requisite maintenance criteria.

         Cost Savings to ASA


         ASA has a stockholder base of approximately 1,425 holders of record, and a very high proportion of ASA stockholders with small holdings, particularly after the Reverse/Forward Split. As of March 20, 2003 approximately 934 holders of record of Common Stock owned fewer than 200 shares. At that time, these stockholders represented approximately 66% of the total number of holders of record of Common Stock, but these accounts represented approximately only 2% of the total number of outstanding shares of Common Stock.

         ASA expects to benefit from cost savings as a result of the Reverse/Forward Split. The cost of administering each registered stockholder's account is the same regardless of the number of shares held in that account. Therefore, ASA's costs to maintain such small accounts are disproportionately high when compared to the total number of shares involved. In light of these disproportionate costs, the Board believes that it is in the best interests of ASA and its stockholders as a whole to eliminate the administrative burden and costs associated with such small accounts. We expect that we will reduce the total cost of administering registered stockholder accounts by at least $20,000 per year if we complete the Reverse/Forward Split. Furthermore, we expect that we will reduce the total cost of administering street name stockholder accounts by at least $7,000 per year if we complete the Reverse/Forward Split.

   Opportunity for Small Shareholders to Sell Shares Without Transaction Costs

         The Reverse/Forward Split will provide stockholders with fewer than the Minimum Number of shares of Common Stock with a cost-effective way to cash out their investments, because ASA will pay all transaction costs in connection with the Reverse/Forward Split. Otherwise, stockholders with small holdings would likely incur brokerage fees which are disproportionately high relative to the market value of their shares if they wanted to sell their stock. The Reverse/Forward Split will eliminate these problems for most stockholders with small holdings.

Effect of the Reverse/Forward Split on ASA Shareholders

         Registered Shareholders with Fewer than the Minimum Number of Shares of Common Stock:

         If we complete the Reverse/Forward Split and you are a Cashed-Out Shareholder (i.e., a stockholder holding fewer than the Minimum Number of shares of Common Stock immediately prior to the Reverse Split):

     o You will not receive fractional shares of stock as a result of the Reverse Split in respect of your shares being cashed out.


     o Instead of receiving fractional shares, you will receive a cash payment in respect of your affected shares. See "--Determination of Cash-out Price" at page 22.


     o After the Reverse Split, you will have no further interest in ASA with respect to your cashed-out shares. These shares will no longer entitle you to the right to vote as a stockholder or share in ASA's assets, earnings, or profits or in any dividends paid after the Reverse Split. In other words, you will no longer hold your cashed-out shares, you will have only the right to receive cash for these shares. In addition, you will not be entitled to receive interest with respect to the period of time between the Effective Date and the date you receive your payment for the cashed-out shares.

     o You will not have to pay any service charges or brokerage commissions in connection with the Reverse/Forward Split.

     o As soon as practicable after the time we effect the Reverse/Forward Split, you will receive a payment for the cashed-out shares you held immediately prior to the Reverse Split in accordance with the procedures described below.

     o All amounts owed to you will be subject to applicable federal income tax and state abandoned property laws.

You will not receive any interest on cash payments owed to you as a result of the Reverse/Forward Split.

         If You Hold Book-Entry Shares:

     o Some of ASA's registered stockholders hold their shares in book-entry form under the Direct Registration System for securities. These stockholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

     o If you are a Cashed-Out Shareholder who holds registered shares in a book-entry account, you do not need to take any action to receive your cash payment. A check will be mailed to you at your registered address as soon as practicable after the Effective Date. By signing and cashing this check, you will warrant that you owned the shares for which you received a cash payment.

         If You Hold Certificated Shares:

     o If you are a Cashed-Out Shareholder with a stock certificate representing your cashed-out shares, you will receive a Transmittal Letter as soon as practicable after the Effective Date. The Transmittal Letter will contain instructions on how to surrender your certificate(s) to ASA's transfer agent, Computershare, for your cash payment. You will not receive your cash payment until you surrender your outstanding certificate(s) to Computershare, together with a completed and executed copy of the Transmittal Letter. Please do not send your certificates until you receive your Transmittal Letter. For further information, see "--Stock Certificates" below.

         NOTE: If you want to continue to hold Common Stock after the Reverse/Forward Split, you may do so by taking either of the following actions far enough in advance so that it is completed by the Effective Date:

     (1) purchase a sufficient number of shares of Common Stock on the open market so that you hold at least the Minimum Number of shares of Common Stock in your account prior to the Reverse Split; or

     (2) if applicable, consolidate your accounts so that you hold at least the Minimum Number of shares of Common Stock in one account prior to the Reverse Split.

         Registered Shareholders with the Minimum Number or More Shares of Common Stock:


         If you are a registered stockholder with the Minimum Number or more shares of Common Stock as of 6:00 p.m. on the Effective Date, we will first reclassify your shares into one-two hundredth

     o (1/200) of the number of shares you held immediately prior to the Reverse Split. One minute after the Reverse Split, at 6:01 p.m., we will reclassify your shares in the Forward Split into 100 times the number of shares you held after the Reverse Split, which will result in you holding one share for every two shares you held before the Reverse Split. No fractional shares of Common Stock will be issued following the Forward Split, and you will receive a cash payment in lieu of any fractional shares that you would otherwise be entitled to following the Forward Split.


         Street Name Holders of Common Stock:

         ASA intends for the Reverse/Forward Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse/Forward Split for their beneficial holders. Nominees may have differing procedures and stockholders holding Common Stock in street name should contact their nominees.

         Effect on the Stock Options:


         The Reverse/Forward Split would reduce the number of shares of Common Stock available for issuance under each of ASA's 1986, 1988, 1993 and 1995 Stock Option Plans (the "Plans") to one-half of the number of shares presently available for issuance under the Plans. The number of shares of Common Stock currently reserved for issuance but unissued at March 20, 2003 under the 1986, 1988, 1993 and 1995 Plans, are 1,850, 10,800, 300,000 and 316,900 respectively
(prior to giving effect to the Reverse/Forward Split).

         Of the 629,550 shares of Common Stock currently reserved for issuance under the Plans, 373,130 are subject to outstanding stock options to purchase shares of Common Stock. Under the terms of the outstanding stock options, the Reverse/Forward Split will effect a reduction in the number of shares of Common Stock issuable upon exercise of such stock options to one-half of the number of shares issuable upon exercise of such stock options prior to the Reverse/Forward Split, and will effect an increase in the exercise prices of such outstanding stock options to two times the prices prior to the Reverse/Forward Split. In connection with the Reverse/Forward Split, the number of shares of Common Stock issuable upon exercise or conversion of outstanding stock options will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.


Determination of Cash-Out Price

         In order to avoid the expense and inconvenience of issuing fractional shares to (i) stockholders who hold less than one share of Common Stock after the Reverse Split, and (ii) stockholders who would be entitled to fractional shares after the Reverse/Forward Split, Delaware state law provides that ASA may either arrange for the sale of these fractional shares or pay cash for their fair value. If stockholders approve the Reverse/Forward Split, ASA intends to pay cash for the fractional shares based on the trading value of the Common Stock that is cashed out. The Cashed-Out Shareholders will receive a cash payment in consideration of the shares they held immediately prior to the Reverse Split in accounts with fewer than the Minimum Number of shares of Common Stock. This cash-out payment will be an amount equal to the average of the closing prices per share of Common Stock on Nasdaq for the period of ten consecutive Nasdaq trading days ending on (and including) the Effective Date, without interest. Shareholders who would otherwise hold fractional shares following the Reverse/Forward Split will also receive cash payments in lieu of such fractional shares based upon the same formula.

         ASA will use available cash on hand to make such payments.

Effect of the Reverse/Forward Split on ASA


         Continued Exchange Act Reporting and Nasdaq SmallCap Market Listing

         The Common Stock is currently registered under Section 12(g) of the Exchange Act, and ASA is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse/Forward Split would not affect the registration of the Common Stock under the Exchange Act. After the Reverse/Forward Split, the Common Stock would continue to be reported on the SmallCap Market under the Symbol "ASAA" (although Nasdaq would likely add the letter "D" to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse/Forward Split has occurred).

         Increase in Authorized but Unissued Common Stock

         The number of authorized shares of Common Stock will not change as a result of the Reverse/Forward Split. The par value of the Common Stock will also remain at $.01 per share after the Reverse/Forward Split. However, the number of authorized but unissued shares of Common Stock effectively will be increased significantly by the Reverse/Forward Split. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock.

         On March 20, 2003, there were 4,272,995 shares of Common Stock issued and outstanding. Following the Reverse/Forward Split, we estimate that the number of issued and outstanding shares of Common Stock will be approximately 2,103,753 after giving effect to the repurchase of shares from the Cashed-Out Shareholders and the effective 1-for-2 net reverse split. Thus, approximately 5,896,247 shares of Common Stock will remain authorized but unissued.

         Based on the capitalization of ASA as of March 20, 2003 and our estimations of shares to be repurchased from the Cashed-Out Shareholders, the following table illustrates the number of shares of Common Stock that would be issued and outstanding, would be authorized and reserved for issuance, and would be authorized and unreserved for issuance, after the Reverse/Forward Split.

                                                                   Before                          After
Common Stock                                                Reverse/Forward Split           Reverse/Forward Split

Issued and Outstanding                                            4,272,995                       2,103,753

Authorized and Reserved for Issuance pursuant to ASA's 1986, 1988, 1993 and 1995 Stock Option Plans

                                                                   629,550                         314,775
                                                                   -------                         -------
Authorized and Unreserved for Issuance                            3,097,455                       5,581,472

         Anti-Takeover Provisions

         The effective increase in the number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of ASA's Restated Certificate of Incorporation or Bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of ASA through a transaction opposed by the Board. Management of ASA could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of ASA's independent shareholders. ASA does not have any current agreement or arrangements, written or otherwise, to acquire any business or engage in any investment opportunity with the additional shares or to otherwise issue the additional shares (other than pursuant to existing stock and option plans). However, ASA continuously evaluates acquisition and investment opportunities in the software industry, and anticipates that it may acquire or make investments in other businesses in the future in transactions that could involve the issuance of shares of its Common Stock. ASA is also presently considering the adoption of an employee stock ownership plan. If ASA adopts an employee stock ownership plan, it may issue shares of its Common Stock to the plan.

         According to Delaware law, a company will be subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law, unless it elects to opt out by including an express provision to that effect in its bylaws. ASA has not elected to opt-out of Section 203 and as a result, is subject to its protection. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless:

     o prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

     o the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding
          (a) shares owned by persons who are directors and also  officers,  and
          (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     o on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting securities.

         On October 21, 1998, the ASA board adopted a preferred stock rights plan, under which rights to purchase one one-hundredth shares of series A junior participating stock at an exercise price of $10.00 were distributed to holders of common stock at the rate of one right for each share of common stock held as of the close of business on November 4, 1998. The ASA rights plan is designed to protect ASA stockholders in the event of an unsolicited attempt by an acquiror to obtain control over ASA without offering a fair price to all of ASA's stockholders. The ASA rights plan was not adopted in response to any specific takeover attempt and will not prevent a takeover of ASA that is approved by the board of directors.

         ASA does not have any current plans or proposals to adopt other anti-takeover provisions or enter into other arrangements that may have material anti-takeover consequences.

         Number of Shares Cashed-Out; Amount of Cash Payments]

         The actual number of shares that will be cashed-out and the total cash to be paid by ASA are unknown at this point in time. Also, we do not know what the average daily closing price per share of the Common Stock on Nasdaq for the period of ten trading days ending on the Effective Date will be. However, by way of example, if the 1-for-200 Reverse Split/100-for-1 Forward Split had been completed as of March 20, 2003, when the average daily closing price per share of the Common Stock on the Nasdaq for the ten consecutive Nasdaq trading days then ended was $1.06, then the cash payments that would have been issued to

Cashed-Out Shareholders, including both registered and street name holders, would have been approximately $125,000. The actual amounts will depend on the number of Cashed-Out Shareholders on the Effective Date, which will vary from the number of such potential stockholders on March 20, 2003.


Stock Certificates

         Cashed-Out Shareholders

         Shortly after the Effective date, each Cashed-Out Shareholder with share certificates will receive from Computershare, as ASA's exchange agent (the "Exchange Agent") for the Reverse/Forward Split, instructions for the surrender of such certificates to the Exchange Agent. Such instructions will include a form of Transmittal Letter to be completed and returned to the Exchange Agent. As soon as is practicable after the surrender to the Exchange Agent by a Cashed-Out Shareholder of any certificate that prior to the Reverse/Forward Split represented shares of Common Stock that are cashed-out shares, together with a duly executed Transmittal Letter and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificate had been issued payment for the cashed-out shares as provided herein. Until surrendered as contemplated herein, each certificate that immediately prior to the Reverse/Forward Split represented any cashed-out shares shall be deemed at and after the Reverse Split to represent only the right to receive payment for such cashed-out shares as provided herein.

         Continuing Shareholders

         Shortly after the Effective Date, each Continuing Shareholder with share certificates will receive from Computershare instructions for the surrender of such certificates to the Exchange Agent. Such instructions will include a form of Transmittal Letter to be completed and returned to the Exchange Agent. As soon as practicable after the surrender to the Exchange Agent of any certificate that prior to the Reverse/Forward Split represented shares of Common Stock other than cashed-out shares, together with a duly executed Transmittal Letter and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the number of full shares of Common Stock into which the shares of Common Stock previously represented by the surrendered certificate shall have been reclassified and a check for any amounts to be paid in cash in lieu of any fractional share. Until surrendered as contemplated herein, each certificate that immediately prior to the Reverse/Forward Split represented any shares of Common Stock other than cashed-out shares shall be deemed at and after the Reverse/Forward Split to represent the number of full shares of Common Stock contemplated by the preceding sentence. Each certificate representing shares of Common Stock issued in connection with the Reverse/Forward Split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of Common Stock.

         No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate that prior to approval of the Reverse/Forward Split represented any shares of Common Stock, except that if any certificates of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock other than cashed-out shares surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance shall pay to ASA any transfer taxes payable by reason thereof (or prior to transfer of such certificate, if any) or establish to the satisfaction of ASA that such taxes have been paid or are not payable, (ii) such transfer shall comply with all applicable federal and state securities laws, and (iii) such surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer.

Certain Federal Income Tax Consequences


         We have summarized below certain federal income tax consequences to ASA and stockholders resulting from the Reverse/Forward Split. This summary is based on U.S. federal income tax law existing as of the date of this Proxy Statement, and such tax laws may change, even retroactively. This summary does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. Many stockholders (such as financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and foreign persons) may be subject to special tax rules. Other stockholders may also be subject to special tax rules, including, but not limited to: stockholders who received Common Stock as compensation for services or pursuant to the an employee stock option, or stockholders who have held, or will hold, stock as a part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that you are a U.S. citizen and have held, and will hold, your shares as capital assets under the Code. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of your specific circumstances.


         We believe that the Reverse/Forward Split will be treated as tax-free "recapitalization" for federal income tax purposes.

         Federal Income Tax Consequences to Cashed-Out Shareholders

         If you receive cash as a result of the Reverse/Forward Split, your tax consequences will depend on whether, in addition to receiving cash, you or a person or entity related to you continues to hold Common Stock immediately after the Reverse/Forward Split, as explained below.

     a. Shareholders who Exchange all of their Common Stock for Cash as a result of the Reverse/Forward Split

         If you (1) receive cash in exchange for a fractional share as a result of the Reverse/Forward Split, (2) do not continue to hold any Common Stock immediately after the Reverse/Forward Split, and (3) are not related to any person or entity which holds Common Stock immediately after the Reverse/Forward Split, you will recognize capital gain or loss. The amount of capital gain or loss you will recognize will equal the difference between the cash you receive for your cashed-out stock and your aggregate adjusted tax basis in such stock.

         If you are related to a person or entity who continues to hold Common Stock immediately after the Reverse/Forward Split, you will recognize gain in the same manner as set forth in the previous paragraph, provided that your receipt of cash either (1) is "not essentially equivalent to a dividend," or (2) is a "substantially disproportionate redemption of stock," as described below.

     o "Not Essentially Equivalent to a Dividend." You will satisfy the "not essentially equivalent to a dividend" test if the reduction in your proportionate interest in ASA resulting from the Reverse/Forward Split is considered a "meaningful reduction" given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will meet this test.

     o "Substantially Disproportionate Redemption of Stock." The receipt of cash in the Reverse/Forward Split will be a "substantially disproportionate redemption of stock" for you if the percentage of the outstanding shares of Common Stock owned by you immediately after the

          Reverse/Forward Split is less than 80% of the percentage of shares of Common Stock owned by you immediately before the Reverse/Forward Split.

         In applying these tests, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you. If the taxable amount is not treated as capital gain under any of these tests, it will be treated first as ordinary dividend income to the extent of your ratable share of ASA's undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as capital gain.

     b. Shareholders Who Both Receive Cash and Continue to Hold Common Stock Immediately after the Reverse/Forward Split

        If you both receive cash as a result of the Reverse/Forward Split and continue to hold Common Stock immediately after the Reverse/Forward Split, you generally will recognize gain, but not loss, in an amount equal to the lesser of
(1) the excess of the sum of aggregate fair market value of your shares of Common Stock plus the cash received over your adjusted tax basis in the shares, or (2) the amount of cash received in the Reverse/Forward Split. In determining whether you continue to hold Common Stock immediately after the Reverse/Forward Split, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you. Your aggregate adjusted tax basis in your shares of Common Stock held immediately after the Reverse/Forward Split will be equal to your aggregate adjusted tax basis in your shares of Common Stock held immediately prior to the Reverse/Forward Split, increased by any gain recognized in the Reverse/Forward Split, and decreased by the amount of cash received in the Reverse/Forward Split.

         Any gain recognized in the Reverse/Forward Split will be treated, for federal income tax purposes, as capital gain, provided that your receipt of cash either (1) is "not essentially equivalent to a dividend" with respect to you, or
(2) is a "substantially disproportionate redemption of stock " with respect to you. (Each of the terms in quotation marks in the previous sentence is discussed above under the heading "Shareholders who Exchange all of their Common Stock for Cash as a Result of the Reverse/Forward Split.") In applying these tests, you may possibly take into account sales of shares of Common Stock that occur substantially contemporaneously with the Reverse/Forward Split. If your gain is not treated as capital gain under any of these tests, the gain will be treated as ordinary dividend income to you to the extent of your ratable share of ASA's undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as a capital gain.

Federal Income Tax Consequences to Continuing Shareholders:

         If you (1) continue to hold Common Stock immediately after the Reverse/Forward Split, and (2) receive no cash as a result of the Reverse/Forward Split, you will not recognize any gain or loss in the Reverse/Forward Split and you will have the same adjusted tax basis and holding period in your Common Stock as you had in such stock immediately prior to the reverse/Forward Split.

         A Continuing Shareholder who receives cash in lieu of a fractional share as a result of the Reverse/Forward Split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, which distribution will be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder's particular facts and circumstances. Generally, a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share. In the aggregate, such a stockholder's basis in the reduced number of shares of Common Stock will equal the stockholder's basis in its old shares of Common Stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash, and the holding period of the post-Reverse/Forward Split shares received will include the holding period of the pre-Reverse/Forward Split shares exchanged.

         You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the Reverse/Forward Split, in light of your specific circumstances.

Appraisal Rights

         Shareholders do not have appraisal rights under Delaware state law or under ASA's Restated Certificate of Incorporation or By-laws in connection with the Reverse/Forward Split.

Reservation of Rights

         We reserve the right to abandon the Reverse/Forward Split without further action by our stockholders at any time before the filing of the necessary amendments to ASA's Restated Certificate of Incorporation with the Delaware Secretary of State, even if the Reverse/Forward Split has been authorized by our stockholders at the Annual Meeting, and by voting in favor of the Reverse/Forward Split you are expressly also authorizing us to determine not to proceed with the Reverse/Forward Split if we should so decide.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION OF ASA INTERNATIONAL LTD. TO EFFECT THE REVERSE/FORWARD STOCK SPLIT.

                              FINANCIAL STATEMENTS

         The annual report of ASA, including financial statements of ASA for Fiscal 2002, is provided to the stockholders herewith.

                                VOTING AT MEETING

         The Board of Directors has fixed March 20, 2003, as the record date for the determination of stockholders entitled to vote at this meeting. At the close of business on that date, 4,272,995 shares of ASA's Common Stock, $.01 par value, were issued, outstanding and entitled to vote.

                             SOLICITATION OF PROXIES


         The cost of solicitation of proxies will be borne by ASA. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. ASA may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram or other electronic means or personal solicitation by directors, officers or employees of ASA. ASA has also engaged Morrow & Co., Inc. to assist it in the distribution and solicitation of proxies. The estimated fee is $5,000 plus $5 per call for any individual solicitation plus expenses.

                               REVOCATION OF PROXY

         Subject to the terms and conditions set forth herein, all proxies received by ASA will be effective, notwithstanding any transfer of the shares to which such proxies relate, unless prior to the Annual Meeting ASA receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The Notice of Revocation must indicate the certificate number or numbers of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

                              STOCKHOLDER PROPOSALS

         In order to be included in proxy material for the 2004 Annual Meeting, tentatively scheduled to be held on May 10, 2004, stockholders' proposed resolutions must be received by ASA on or before February 10, 2004. It is suggested that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of ASA.

                                  MISCELLANEOUS

         The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                                            By Order of the Board of Directors



                                            TERRENCE C. MCCARTHY
                                            Secretary


April 17, 2003


ASA HOPES THAT STOCKHOLDERS WILL ATTEND THIS MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING. YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      Appendix A
                                                                      ----------


                             ASA INTERNATIONAL LTD.

                             Audit Committee Charter
                             -----------------------

I.       Purpose.
         -------

         The primary function of the Audit Committee is to assist the Board of Directors of ASA International Ltd. and its subsidiaries in fulfilling its oversight responsibilities. Consistent with its function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, ASA's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to: serve as an objective party to monitor ASA's financial reporting process and internal control system; review and appraise the audit efforts of ASA's independent accountants; and provide an open avenue of communication among the independent accountants, financial and senior management and the Board. The Audit Committee will report periodically to the Board regarding the execution of its duties and responsibilities.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

II.      Composition.
         -----------

         The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent as defined in the Nasdaq rules regarding audit committees and as defined in Section 301 of the Sarbanes-Oxley Act of 2002, and each of whom shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Audit Committee. The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. A Chair shall be elected by the full Board.

         All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices at the time of their appointment, and at least one member of the Audit Committee shall have accounting or related financial management expertise as contemplated by Nasdaq Rule 4350 and Section 407 of the Sarbanes-Oxley Act and any rules promulgated by the Securities and Exchange Commission thereunder. All members of the Audit Committee shall be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement.

III.     Meetings.
         --------

         The Audit Committee shall meet at least four times annually, or more frequently as necessary. As part of its responsibility to foster open communication, the Audit Committee should meet at least annually with ASA management and the independent accountants in separate executive sessions to discuss any matters that they determine should be discussed privately. In addition, the Audit Committee should meet with the ASA management and the independent accountants quarterly to review ASA's financial statements and disclosure under "Management's Discussion and Analysis of the Financial Condition and Results of Operations" in reports filed with the Securities and Exchange Commission.

IV.      Responsibilities and Duties.
         ---------------------------
         To fulfill its responsibilities and duties, the Audit Committee shall, in addition to such other responsibilities and duties that may be assigned by the Board or that are in accordance with the rules and regulations of the SEC or
Nasdaq:

Review of Documents and Reports
-------------------------------

1. Review this Charter periodically, and at least annually, and update it as appropriate.

2. Review and discuss with management ASA's annual financial statements, annual reports, registration statements, and quarterly financial statements and all internal controls reports or summaries thereof, and material amendments to any of them.

3. Review other material reports or financial information, excluding tax returns and reports, submitted by ASA to any government body or the public, including management certifications as required by Sections 302 and 906 of the Sarbanes-Oxley Act and relevant reports rendered by the independent accountants or summaries thereof prepared by ASA's internal and external auditors.

4. Recommend to the Board whether the financial statements should be included in ASA's Annual Report on Form 10-K.

5. Review with management and the independent accountants ASA's Quarterly Reports on Form 10-Q prior to their filing.

6. Review and discuss with management, including ASA's Chief Financial Officer, and the independent accountants, major changes in and any questions regarding accounting and auditing principles and procedures.

7. Prepare and issue, in accordance with the rules of the SEC, a written report of the Audit Committee to be included in ASA's annual proxy statement for each annual meeting of stockholders.

Independent Accountants
-----------------------

8. Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent accountants employed by ASA for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. Any such independent accountants shall report directly and have ultimate accountability to the Audit Committee.

9. Resolve disagreements between management and the independent accountants regarding financial reporting.

10. On an annual basis, receive from the independent accountants a formal written statement identifying all relationship between the independent accountants and ASA consistent with the Independence Standard Board Standard 1, as it may be modified or supplemented. The Audit Committee shall actively engage in a dialogue with the independent accountants as to any disclosed relationships or services that may impact the independent accountants' independence.

11. Take appropriate action to oversee the independence of the independent accountants.

12. On an annual basis, discuss with representatives of the independent accountants the matters required to be discussed by Statement of Audited Standards 71, as it may be modified or supplemented.

13. Review and discuss with the independent accountants, outside of the presence of management, any problems or difficulties that the independent accountants may have encountered with management or others.

14. To the extent required by the Section 202 of the Sarbanes-Oxley Act, pre-approve all non-audit services to be provided to ASA by the independent accountants.

15.      Review and discuss with the independent accountants on a timely basis:
         (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principals that have been discussed with management, ramifications of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; and (iii) other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

Financial Reporting Processes
-----------------------------

16. In consultation with the independent accountants, review the integrity of ASA's financial reporting processes, both internal and external controls, and the internal control structure, including disclosure controls.

17. Consider the independent accountants' judgments about the quality and appropriateness of ASA's accounting principles as applied in its financial reporting.

18. Consider and approve, if appropriate, major changes to ASA's auditing and accounting principles and practices as suggested by the independent accountants or management.

19. Establish procedures for the receipt, retention and treatment of complaints received by ASA regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by ASA employees of concerns regarding questionable accounting or auditing matters.

20. Review and approve all material related party transactions excluding transactions entered into in the ordinary course of ASA's business and compensation arrangements approved by the Compensation Committee.

Process Improvement
-------------------

21. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

22. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as determined by the Audit Committee.

Legal Compliance
----------------

23. Review legal compliance matters with ASA's counsel, including corporate securities trading policies, reasonably likely to have a material effect on ASA's financial statements.

24. Oversee ASA's Code of Conduct, as in effect from time to time, and have sole authority to grant waivers of compliance with such code.

25. Review with ASA's counsel any legal matter that could have a significant impact on ASA's financial statements.

26. Perform any other activities consistent with this Charter, ASA's By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

V.       Access, Advisors and Funding.
         ----------------------------

         In carrying out its responsibilities, the Audit Committee shall have full access to the independent accountants, any of ASA's non-employee attorneys and advisors, and executive and financial management in scheduled joint sessions or private meetings, as it deems appropriate in its judgment. Similarly, ASA's independent accountants and executive and financial management will have full access to the Audit Committee and to the Board and each is responsible for bringing before the Audit Committee or its Chair in a timely manner any matter he or she feels appropriate to the discharge of the Audit Committee's responsibility.

         The Audit Committee shall have the authority to retain independent legal counsel and independent accountants and other advisors as it deems necessary and appropriate to carry out its duties and responsibilities hereunder. ASA shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent accountants employed by ASA to render or issue an audit report and the advisors referred to in the immediately preceding sentence employed by the Audit Committee.

Adopted:          April 25, 2000
Revised and Restated:      March 19, 2003

                                                                    Appendix B-1
                                                                   REVERSE SPLIT

                           CERTIFICATE OF AMENDMENT OF
                  THE RESTATED CERTIFICATE OF INCORPORATION OF
                             ASA INTERNATIONAL LTD.
              a Delaware corporation incorporated on April 1, 1986
                     pursuant to the General Corporation Law
                            of the State of Delaware

         ASA International Ltd. (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         Pursuant to the General Corporation Law of the State of Delaware, a resolution was duly adopted by the Directors of the Corporation setting forth the following amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable and at annual meeting the Stockholders of the Corporation approved the following amendment to the Restated Certificate of Incorporation of said Corporation.

         The first paragraph of Article Fourth is amended and restated to read as follows:


         FOURTH. Each two hundred (200) shares of Common Stock, $0.01 par value per share, of the Corporation, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is automatically reclassified and changed (without any further act) into one (1) fully paid and nonassessable share of Common Stock (as defined below) without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued. The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 9,000,000 shares, $0.01 par value, which shall consist of 8,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock"), and 1,000,000 shares of preferred stock, $0.01 par value per share ("Preferred Stock").

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment of the Restated Certificate of Incorporation to be executed this [ ] day of [ ], 2003.


                                              ASA INTERNATIONAL LTD.


                                              Name:
                                              Title:

                                                                    Appendix B-2
                                                                   FORWARD SPLIT

                           CERTIFICATE OF AMENDMENT OF
                  THE RESTATED CERTIFICATE OF INCORPORATION OF
                             ASA INTERNATIONAL LTD.
              a Delaware corporation incorporated on April 1, 1986
                     pursuant to the General Corporation Law
                            of the State of Delaware

         ASA International Ltd. (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         Pursuant to the General Corporation Law of the State of Delaware, a resolution was duly adopted by the Directors of the Corporation setting forth the following amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable and at annual meeting the Stockholders of the Corporation approved the following amendment to the Restated Certificate of Incorporation of said Corporation.

         The first paragraph of Article Fourth is amended and restated to read as follows:

         FOURTH. Each one (1) share of Common Stock, $0.01 par value per share, of the Corporation, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is automatically reclassified and changed (without any further act) into one hundred (100) fully paid and nonassessable shares of Common Stock (as defined below) without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued. The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 9,000,000 shares, $0.01 par value, which shall consist of 8,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock"), and 1,000,000 shares of preferred stock, $0.01 par value per share ("Preferred Stock").

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment of the Restated Certificate of Incorporation to be executed this [ ] day of [ ], 2003.


                                              ASA INTERNATIONAL LTD.




                                              Name:
                                              Title:

                                  FORM OF PROXY

                             ASA INTERNATIONAL LTD.

               Proxy for Annual Meeting to be held on May 16, 2003

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         THE UNDERSIGNED hereby appoints Alfred C. Angelone and Terrence C. McCarthy, or either of them, as Proxy with full power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of ASA INTERNATIONAL LTD., to be held at the Corporation's offices, located at 10 Speen Street, Framingham, Massachusetts 01701, on May 16, 2003 at 10:00 a.m. local time, and at any adjournment or adjournments thereof, upon and with respect to all shares of the Common Stock of the Corporation to which the undersigned would be entitled to vote and act if personally present. The undersigned hereby directs Alfred C. Angelone and Terrence C. McCarthy, or either of them, to vote in accordance with his judgment on any matters that may properly come before the meeting, all as indicated in the notice of the meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned:

         If no direction is made, this Proxy will be voted FOR proposals 1, 2 and 3.

1. Proposal to elect six (6) members of the Board of Directors of the Corporation.

         INSTRUCTION: To withhold authority for any individual nominee STRIKE such nominee's name from the list below.

         [ ] FOR ALL nominees listed below (except as marked to the contrary below).

         [ ] AGAINST ALL nominees listed below.

         [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

             Alfred C. Angelone; Chas B. Blalack, Alan J. Klitzner; William A. Kulok; James P. O'Halloran; and Robert L. Voelk

2. Proposal to ratify the selection of Sansiveri, Kimball & McNamee, L.L.P. as ASA's independent auditors for the fiscal year ending December 31, 2003.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

3. Proposal to approve an amendment to the Restated Certificate of Incorporation of ASA to effect a reverse/forward split of ASA's common stock.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

             MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2, and 3.

4. In their discretion, to consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT AS SET FORTH ABOVE UNLESS A CONTRARY SPECIFICATION IS MADE.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.

                                    Dated:                               , 2003
                                          -------------------------------


                                    -------------------------------------------
                                    Signature


                                    -------------------------------------------
                                    Signature, if held jointly


                                    -------------------------------------------
                                    Printed Name(s)


                                    -------------------------------------------
                                    Address

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the person named on the stock certificate has died, please submit evidence of your authority. If a corporation, please sign in full corporate name by an authorized officer and indicate the signer's office. If a partnership, sign in the partnership name by authorized person.